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Press Release
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For Immediate Release


         SUTTON TRADING SOLUTIONS INC. SCALES BACK OPERATIONS

         WOODBURY, NY - July 3, 2002 - Sutton Trading Solutions, Inc. ("the Company", OTCBB: STTN and in Frankfurt: SZQ), announced today that on July 2, 2002 Sutton Data Services, the Company's wholly owned Czech-based subsidiary, filed for bankruptcy protection because it was unable to meet it's obligations and the Company was unable to provide the necessary funding. In addition, Sutton Online, Inc., the Company's principal subsidiary, substantially terminated its work force in an effort to conserve its cash.

         The Company is attempting to raise additional funds. If it is unable to do so, and there is no assurance that it will be able to do so on terms acceptable to the Company or at all, then the Company will have to consider its strategic alternatives including a sale of it's assets and/or a termination of it's business.

         The Company has sufficient cash on hand and good receivables to continue operations for approximately one month.



       Forward-looking Statement: The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this news release (as well as information included in oral statements or other written statements made or to be made by Sutton Trading Solutions, Inc.) contain statements that are forward-looking, such statements related to consummation of the transaction, anticipated future revenues of the companies and success of current product offerings. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of Sutton Trading Solutions, Inc. For a description of additional risks and uncertainties, please refer to Sutton Trading Solutions, Inc. filings with the Securities and Exchange Commission, including Forms 10K and 10Q.


                                      # # #

Contact:
Sutton Trading Solutions, Inc.
Woodbury, NY.
Jonathan D. Siegel
516/677-6300


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